EXHIBIT  16.1


                     [LETTERHEAD OF MORGAN & CO. ACCOUNTING]




July  12,  2001


United  States  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C. USA 20549

To  Whom  It  May  Concern:

We have read Item 4 of the report on Amendment No. 1 to Form 8-K dated July 5, 2001, of Planet Earth Recycling, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the to Form 8-K.

Very  truly  yours,

/s/  Jim Philip
Jim Philip, C.A.
for MORGAN & COMPANY

JLP/mm



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